QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.1

CERTIFICATION

        I, Peter R. Huntsman, certify that:

          1.     I have reviewed this Amendment No. 1 on Form 10-K/A of Huntsman Corporation and Huntsman International LLC; and

          2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.*

        Date: April 30, 2009

/s/ PETER R. HUNTSMAN Peter R. Huntsman Chief Executive Officer

*
Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No. 1 on Form 10-K/A does not include the information as to which such paragraphs relate.

QuickLinks

  Exhibit 31.1
CERTIFICATION